Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Yankee Candle Company, Inc. on Form S-8 of our report dated February 11, 2003, appearing in the Annual Report on Form 10-K of The Yankee Candle Company, Inc. for the fiscal year ended December 28, 2002.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Boston, Massachusetts
August 11, 2003